UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2010

Health Benefits Direct Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Private Placement

On September 30, 2010, Health Benefits Direct Corporation, a Delaware corporation (the “Company”), entered into and completed a private placement (the “Private Placement”) with certain accredited investors (the “Investors”), including Independence Blue Cross, a Pennsylvania hospital plan corporation (“Independence Blue Cross”), for an aggregate of 1,800,001 shares (each, a “Preferred Share”) of its Series B Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), and warrants (“Warrants”) to purchase 18,000,010 shares of its Common Stock, par value $0.001 (“Common Stock”), pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company agreed to sell to the investors 1,800,001 investment units (each, a “Unit”) in the Private Placement at a per Unit purchase price equal to $3.00. Each Unit sold in the Private Placement consisted of one share of Preferred Stock and a Warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment.

Under the terms of the Purchase Agreement, and subject to the approval of the Company’s shareholders of an amendment to the Certificate of Incorporation of the Company to increase the number of shares of authorized Common Stock of the Company, the Company has agreed to sell an additional 200,000 Units to the Investors following the Closing on the same terms and conditions described above (the “Subsequent Closing”).  In addition, the Company anticipates selling up to an additional 33,334 Units to an investor following the Closing on the same terms and conditions described above.

The Preferred Stock is entitled to vote as a single class with the holders of the Company’s Common Stock, with each Preferred Share having the right to 20 votes.  Upon the liquidation, sale or merger of the Company, each Preferred Share is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such Preferred Share would receive if it participated pari passu with the holders of Common Stock on an as-converted basis.  Each Preferred Share is convertible into 20 shares of Common Stock (the “Shares”).  For so long as any Preferred Shares are outstanding, the vote or consent of the Holders of at least two-thirds of the Preferred Shares is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Preferred Stock.  In addition to the voting rights described above, for so long as 1,000,000 Preferred Shares are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Stock with an amount per share equal to the Preferred Stock original issue price plus any declared but unpaid dividends.

The closing of the Private Placement was subject to customary closing conditions. The gross proceeds from the closing of the initial portion of the Private Placement were $5.4 million and the Company intends to use the net proceeds of the Private Placement for working capital purposes.

The Warrants provide that the holders thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) and (ii) September 30, 2015, to acquire up to a total of 18,000,010 shares of Common Stock of the Company (each a “Warrant Share”) upon the payment of $0.15 per Warrant Share (the “Exercise Price”).  The Company also has the right, at any point after which the volume weighted average trading price per share of the Preferred Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding Warrants (a “Call Event”), in which case such Warrants will expire if not exercised within ten business days thereafter.  The Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share of Common Stock during the first two years following the date of issuance of the Warrants, subject to customary exceptions.

In connection with the signing of the Purchase Agreement, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the filing of the Registration Statement (or 120 days following the date of the filing of the Registration Statement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act.  In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement.  The Registration Rights Agreement also provides for payment of partial damages to the Investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

The Company also agreed, pursuant to the terms of the Purchase Agreement, that for a period of 90 days after the effective date (the “Initial Standstill”) of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The Purchase Agreement also provides for a customary participation right for the Investors, subject to certain exceptions and limitations, which grants the Investors the right to participate in any future capital raising financings of the Company occurring prior to September 30, 2012.  The Investors may participate in such financings at a level based on the Investors’ ownership percentage of the Company on a fully-diluted basis prior to such financing.

In connection with the Private Placement, the Company also entered into a Letter Agreement (the “Letter Agreement”) with Independence Blue Cross, dated September 30, 2010, pursuant to which Company agreed to create one vacancy on the Company’s Board by increasing the size of the Board from ten to eleven directors. The Company also agreed to take all necessary action to appoint a director designated by Independence Blue Cross upon the earlier to occur of the Subsequent Closing or November 30, 2010, who will serve in such capacity until the expiration of the term at the Company’s 2011 annual meeting of stockholders. In addition, the Company agreed to include Independence Blue Cross’ designee on the Board’s slate of nominees for election as directors of the Company and to use its best efforts to cause the election of such individual for so long as Independence Blue Cross holds either (i) shares of the Preferred Stock in an amount equal to fifty percent (50%) or more of the number of shares of the Preferred Stock purchased under the Purchase Agreement or (ii) shares of the Common Stock in an amount equal to fifty percent (50%) or more of the number of shares of the Common Stock that Independence Blue Cross is entitled to receive upon conversion of the Preferred Stock acquired under the Purchase Agreement.

Also in connection with the Private Placement, the Company agreed to amend the warrants issued to Co-Investment Fund II, L.P. (“Co-Investment”) in connection with the Company’s January 2009 private placement (the “2009 Warrants”) and the warrants issued to Co-Investment and other investors in connection with the Company’s March 2010 rights offering (the “2010 Warrants” and together with the 2009 Warrants, the “Prior Warrants”).  Pursuant to addendums and certificates of adjustment to the 2009 Warrants (the “2009 Warrant Amendments”) and addendums and certificates of adjustment to the 2010 Warrants (the “2010 Warrant Amendments”), the expiration dates of the anti-dilution provisions of the Prior Warrants were extended to the expiration date of the anti-dilution provisions of the Warrants.  In addition, pursuant to the terms of the Prior Warrants, the exercise price of the Prior Warrants was reduced to $0.15 and the aggregate number of shares of Common Stock issuable under the Prior Warrants was increased from 25,535,000 to 34,046,667.

The foregoing is a summary of the terms of the Purchase Agreement, the Registration Rights Agreement, the Warrants, the Letter Agreement, the 2009 Warrant Amendments and the 2010 Warrant Amendments and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Certificate of Designation, the Purchase Agreement, the Registration Rights Agreement, a form of the Warrants, the Letter Agreement, a form of the 2009 Warrant Amendments and a form of the 2010 Warrant Amendments, which are attached hereto as Exhibits 3.1, 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Purchase Agreement, the Registration Rights Agreement and the Warrants in Item 1.01 of this Report are hereby incorporated into this Item 3.02 by reference.

The Preferred Stock and Warrants are being offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Preferred Stock to be issued and sold in the Private Placement and each of the Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Preferred Shares and Warrants, as the case may be, unless registered under the Securities Act or sold pursuant to an exemption therefrom. As described in Item 1.01 of this current report, the Company has agreed to file a Registration Statement for the resale of the Shares and the Warrant Shares. This current report is not an offer to sell or the solicitation of an offer to buy shares of Preferred Stock or other securities of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2010, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation was approved by the Company’s Board of Directors on September 9, 2010 and became effective upon filing. The Certificate of Designation provides for the terms of the Preferred Stock issued pursuant to the Purchase Agreement discussed in response to Item 1.01 of this current report on Form 8-K.

The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 1, 2010, the Company issued a press release announcing the signing of a definitive agreement relating to, and the closing of, the Private Placement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation with respect to shares of Series B Preferred Stock
4.1	Securities Purchase Agreement, dated September 30, 2010, by and among Health Benefits Direct Corporation and the investors signatory thereto
4.2	Registration Rights Agreement, dated September 30, 2010, by and among Health Benefits Direct Corporation and the investors signatory thereto
4.3	Form of Warrant
10.1	Letter Agreement, dated September 30, 2010, by and between Health Benefits Direct Corporation and Independence Blue Cross
10.2	Form of 2009 Warrant Amendment
10.3	Form of 2010 Warrant Amendment
99.1	Press Release, dated October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION

Date:	October 1, 2010	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Acting Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation with respect to shares of Series B Preferred Stock
4.1	Securities Purchase Agreement, dated September 30, 2010, by and among Health Benefits Direct Corporation and the investors signatory thereto
4.2	Registration Rights Agreement, dated September 30, 2010, by and among Health Benefits Direct Corporation and the investors signatory thereto
4.3	Warrant
10.1	Letter Agreement, dated September 30, 2010, by and between Health Benefits Direct Corporation and Independence Blue Cross
10.2	Form of 2009 Warrant Amendment
10.3	Form of 2010 Warrant Amendment
99.1	Press Release, dated October 1, 2010